SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 24, 2004

AMB PROPERTY, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-14245	94-3285362

(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Pier 1, Bay 1, San Francisco, California 94111

(Address of principal executive offices) (Zip Code)

415-394-9000

(Registrants’ telephone number, including area code)

n/a

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On September 24, 2004, AMB Property II, L.P., a partnership in which Texas AMB I, LLC, a Delaware limited liability company and indirect subsidiary of our general partner, AMB Property Corporation, owns an approximate 1% general partnership interest and we own an approximate 99% common limited partnership interest, issued 729,582 5.00% Series N cumulative redeemable preferred limited partnership units at a price of $50.00 per unit. The Series N preferred units were issued to Robert Pattillo Properties, Inc. in exchange for the contribution of certain parcels of land that are located in multiple markets to AMB Property II, L.P. The Thirteenth Amended and Restated Agreement of Limited Partnership of AMB Property II, L.P., dated September 24, 2004, reflects the amendment and restatement of the Twelfth Amended and Restated Agreement of Limited Partnership of AMB Property II, L.P. to effect the issuance of the Series N preferred units.

Series N Preferred Units

     General. Each Series N preferred unit will be entitled to receive cumulative preferential distributions from September 24, 2004 payable on or before the 25th day of September, December, March and June of each year, commencing December 25, 2004, at a rate of 5.00% per annum in preference to any payment made on any other class or series of partnership interest of AMB Property II, L.P., other than any class or series of partnership interest expressly designated as ranking on parity with or senior to the Series N preferred units.

     Ranking. The Series N preferred units rank on parity with each other and with all classes or series of preferred partnership units designated as ranking on a parity with such series of preferred units with respect to distributions and rights upon liquidation, dissolution and winding-up (including AMB Property II, L.P.’s Series D preferred units, Series E preferred units, Series F preferred units, Series H preferred units and Series I preferred units), senior to all classes or series of preferred partnership units designated as ranking junior to such series of preferred units and junior to all other classes or series of preferred partnership units designated as ranking senior to such series of preferred units.

     Limited Consent Rights. For so long as any Series N preferred units remain outstanding, AMB Property II, L.P. will not, without the affirmative vote of the holders of at least two-thirds of such series of preferred units:

•	authorize, create or increase the authorized or issued amount of any class or series of partnership interests ranking prior to such series of preferred units with respect to payment of distributions or rights upon liquidation, dissolution or winding-up or reclassify any partnership interests of AMB Property II, L.P. into any such partnership interest, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such partnership interests,

•	authorize or create, or increase the authorized or issued amount of any preferred units ranking on a parity with such series of preferred units or reclassify any partnership interest of AMB Property II, L.P. into any such partnership interest or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such partnership interests but only to the extent such parity preferred units are issued to an affiliate of AMB Property II, L.P., other than AMB Property Corporation or us to the extent the issuance of such interests was to allow AMB Property Corporation or us to issue corresponding preferred stock or preferred interests to persons who are not affiliates of AMB Property II, L.P., or

•	either (1) consolidate, merge into or with, or convey, transfer or lease its assets substantially as an entirety to, any corporation or other entity or (2) amend, alter or repeal the provisions of AMB Property II, L.P.’s partnership agreement, whether by merger, consolidation or otherwise, in each case in a manner that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of such series of preferred units or the holders of such series of preferred units.

     With respect to the occurrence of any of the events set forth in the third bullet point above, so long as (1) AMB Property II, L.P. is either the surviving entity and preferred units of such series remain outstanding with the terms materially unchanged or (2) the resulting, surviving or transferee entity is a partnership, limited liability company or like entity organized under the laws of any state and substitutes for the preferred units of such series other partnership interests having substantially the same terms and rights as such series of preferred units, the occurrence of any such event will not be considered to materially and adversely affect rights, preferences, privileges or voting powers of holders of such series of preferred units. Any increase in the amount of partnership interests or the creation or issuance of any other class or series of partnership interests, in each case ranking on a parity with or junior to the preferred units of such series will not be considered to materially and adversely affect such rights, preferences, privileges or voting powers.

     Limited Management Rights. If distributions on any Series N preferred units remain unpaid for six or more quarterly periods (whether or not consecutive), subject to the rights of any holders of current or future preferred units ranking on a parity with the Series N preferred units and other limitations set forth in the agreement of limited partnership, the holders of the Series N preferred units may assume certain rights to manage AMB Property II, L.P. for the sole purpose of enforcing AMB Property II, L.P.’s rights and remedies against obligees of AMB Property II, L.P. or others from whom AMB Property II, L.P. may be entitled to receive cash or other assets, until all distributions accumulated on such series of preferred units for all past quarterly periods and distributions for the then-current quarterly period have been fully paid or declared and a sum sufficient for the payment of such dividends irrevocably set aside in trust for payment in full.

     Redemption and Put Rights. Beginning September 25, 2006 and until and including September 25, 2009, the Series N preferred units may be redeemed by AMB Property II, L.P. at a redemption price equal to 99.5% of the original $50.00 per unit capital contribution, plus all accrued and unpaid distributions to the date of redemption, which shall be paid solely out of capital contributed to AMB Property II, L.P. by Texas AMB I, LLC or us (other than the accumulated but unpaid dividends).

     Pursuant to a Put Agreement, dated September 24, 2004, by and between us and Robert Pattillo Properties, Inc., beginning on June 1, 2005 and until January 15, 2006 the holders of the Series N preferred units will have the right to sell all, but not less than all, of such units to us (or to certain designees) at a price equal to $50.00 per unit, plus all accrued and unpaid distributions to the date of such sale.

Item 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits:

Exhibit
Number	Description

10.1	Thirteenth Amended and Restated Agreement of Limited Partnership of AMB Property II, L.P., dated September 24, 2004.

10.2	Put Agreement, dated September 24, 2004, by and between Robert Pattillo Properties, Inc. and AMB Property, L.P.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMB Property, L.P. (Registrant)

	By:	AMB Property Corporation, its General Partner

Date: September 30, 2004	By:	/s/ Tamra D. Browne Tamra D. Browne Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit
Number	Description

10.1	Thirteenth Amended and Restated Agreement of Limited Partnership of AMB Property II, L.P., dated September 24, 2004.

10.2	Put Agreement, dated September 24, 2004, by and between Robert Pattillo Properties, Inc. and AMB Property, L.P.

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